Exhibit 77-C Submission of matters to a vote of security holders


The Magna Funds
Special Meeting of Shareholders - October 8, 1998

1a.  Approval of the Magna Growth & Income Fund
Investment Advisory Agreement:

		Shares Voted 	  % of Voted	  % of Total
For 		3,020,890.00	   97.56%	   95.52%
Against		          445.00	     0.01%	     0.01%
Abstain		     75,034.00	     2.42%	     2.37%

	RESOLVED, that the New Investment Advisory
Agreement between the Trust, on behalf of its Magna
Growth & Income Fund and Union Planters Bank, National
Association, and the transactions contemplated thereby, as presented in the proxy material be, and hereby is approved.


1b.  Approval of the Magna Intermediate Bond Fund
Investment Advisory Agreement:

		Shares Voted 	  % of Voted	  % of Total
For 		5,312,512.00	   95.53%	   95.53%
Against		     25,567.00	     0.46%	     0.46%
Abstain		   222,880.00	     4.01%	     4.01%

	RESOLVED, that the New Investment Advisory
Agreement between the Trust, on behalf of its Magna
Intermediate Bond Fund and Union Planters Bank, National
Association, and the transactions contemplated thereby, as presented in the proxy material be, and hereby is approved.


2. Election of Trustees, on behalf of the Growth &
Income Fund:

			Shares Voted 	  % of Voted	  % of Total
Robert R. Archibald	3,095924.00	   99.986%	   97.897%
Brad L. Badgley 	3,095924.00	   99.986%	   97.897%
Earl E. Lazerson	3,095924.00	   99.986%	   97.897%
Harry R. Maier		3,095924.00	   99.986%	   97.897%
Robert E. Saur		3,095924.00	   99.986%	   97.897%
Neil Seitz		3,095924.00	   99.986%	   97.897%

2.  Election of Trustees, on behalf of the Intermediate
Bond Fund:

			Shares Voted 	  % of Voted	  % of Total
Robert R. Archibald	5,560,959.00	   100.000%	   100.00%
Brad L. Badgley 	5,560,959.00	   100.000%	   100.00%
Earl E. Lazerson	5,560,959.00	   100.000%	   100.00%
Harry R. Maier		5,560,959.00	   100.000%	   100.00%
Robert E. Saur		5,560,959.00	   100.000%	   100.00%
Neil Seitz		5,560,959.00	   100.000%	   100.00%

	RESOLVED, that the Election of Trustees, on behalf of the Trust, elects Robert R. Archibald, Brad L. Badgley, Earl E. Larzerson, Harry R. Maier, Robert E. Saur, and Neil Seitz; and the transactions contemplated thereby, as presented in the proxy material be, and hereby is approved.